                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-61279) and related Prospectus of ProNet Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our reports (a) dated March 3, 1995, with respect to the consolidated financial statements and schedule of ProNet Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, and (b) with respect to the financials of companies to be acquired as follows:


               WITH RESPECT TO                       YEAR ENDED              REPORT DATED
---------------------------------------------  -----------------------  -----------------------
Apple Communications, Inc.                     December 31, 1994        August 4, 1995
SigNet of Raleigh, Inc.                        December 31, 1994        August 9, 1995
Cobbwells, Inc. d/b/a Page One                 December 31, 1994        August 24, 1995
A.G.R. Electronics, Inc.                       December 31, 1994        September 9, 1995
Nationwide Paging, Inc.                        December 31, 1994        September 9, 1995
and with respect to the statement of assets to be acquired as follows:
RCS Paging, A Division of
 Reisenweaver Communications, Inc.             December 31, 1994        September 9, 1995


all such statements are included in ProNet Inc.'s Current Report on Form 8-K/A dated October 2, 1995, and all filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP


Dallas, Texas
October 2, 1995

                                                             EXHIBIT 23.2


                          Consent of Independent Auditors


We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-61279) and related Prospectus of ProNet Inc. for the registration of $100,000,000 of 11 7/8% Senior Subordinated Notes due 2005 and to the incorporation by reference therein of our reports (a) dated March 3, 1995, with respect to the consolidated financial statements and schedule of ProNet Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, and (b) with respect to the financials of companies to be acquired as follows:

                                                                 Report
       With Respect to                 Year Ended                 Dated
       ---------------                 ----------                ------

Apple Communications, Inc.          December 31, 1994         August 4, 1995

SigNet of Raleigh, Inc.             December 31, 1994         August 9, 1995

Cobbwells, Inc. d/b/a Page One      December 31, 1994        August 24, 1995

AGR Electronics, Inc.               December 31, 1994      September 9, 1995

Nationwide Paging, Inc.             December 31, 1994      September 9, 1995

and with respect to the statement of assets to be acquired as follows:

RCS Paging, A Division of
Reisenweaver Communications, Inc.   December 31, 1994      September 9, 1995


all such statements are included in ProNet Inc.'s Current Report on Form 8-K dated September 14, 1995, and all filed with the Securities and Exchange Commission.


                                   Ernst & Young LLP

Dallas, Texas
September 14, 1995